EXHIBIT 10.3

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

CONVERTIBLE PROMISSORY NOTE

June 14, 2023

$6,000

For Value Received iCoreConnect, Inc., a Nevada corporation (“Borrower”), hereby promises to pay to the order of Christina Dixon, at 2143 Danby Road, Willseyville NY 13864, or at such other place designated, the Loan Amount set forth in the attached Loan Schedule (the “Loan Schedule”), without offset, pursuant to the terms of this Promissory Note (this “Note”).

1. Payment; Interest; Conversion.

(a) Interest. Interest shall accrue on the outstanding Loan Amount at the interest rate provided in the Loan Schedule.

(b) Payment Amounts. Borrower shall pay to Lender the appropriate Payment Amount set forth in the Loan Schedule.

(c) Maturity Date. All amounts payable under this Note shall be paid no later than the Maturity Date set forth in the Loan Schedule.

(d) Conversion. The Loan Amount plus all accrued and unpaid interest shall be subject to the conversion feature set forth in the Loan Schedule.

2. Security Interest. None.

3. Default.

(a) Events of Default. It is hereby expressly agreed by Borrower that time is of the essence hereof and that each of the following occurrences (an “Event of Default”) shall constitute a default under this Note:

(i) the failure of Borrower to pay any amounts due under this Note at the times such amounts become due or within five days thereafter pursuant to Section 1 hereof, or

(ii) any other material breach of the terms of this Note by Borrower that is not cured within five business days after notice of such breach; or

(iii) the occurrence of any other Event of Default as defined in this Note.

4. Miscellaneous.

(a) Form of Payment. All payments due hereunder shall be made in immediately available and lawful currency of the United States of America.

(b) Governing Law. This Note, and the rights and obligations of the parties hereunder, shall be governed by, and construed and interpreted in accordance with, the laws of the State of Nevada without giving effect to the principles of conflict of laws.

(c) Captions. The section and subsection headings in this Note are included for purposes of convenience and reference only and shall not affect in any way the meaning or interpretation of this Note.

(d) Severability. If any provision of this Note is construed by a court of competent jurisdiction to be invalid, illegal or unenforceable, then the remaining provisions of this Note shall not be affected thereby and shall be enforceable without respect to such invalid, illegal or unenforceable provision.

(e) Successors and Assigns. The terms of this Note and of the Loan Schedule shall bind and inure to the benefit of the successors and assigns of the parties. The foregoing sentence shall not be construed to permit Borrower to assign the Loan.

[Signature Page Follows]

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By
Name:	Robert McDermott
Title:	CEO

CHRISTINA DIXON

By:
Name:	Christina Dixon

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Loan Schedule

iCoreConnect, Inc.

This Schedule forms an integral part of the Note between Borrower and the Lender party thereto.

Preamble. Loan Amount. The loan amount will be $6,000.00 (the “Loan Amount”).

Section 1(a) – Interest. Interest shall accrue on the outstanding Loan Amount at a rate of 15.0% per annum. During the existence of an Event of Default, interest shall accrue at the lesser of (i) the rate of 20% per annum, or (ii) the maximum amount permitted by law.

Section 1(b) – Payment Amounts:

Borrower shall make payments of the outstanding Loan Amount and accrued and unpaid interest as follows:

•	Monthly interest-only payments; provided the Borrower may, at its option, pay such interest payment by adding such interest to the outstanding Loan Amount on such interest payment date.
•	On the Maturity Date, the entire outstanding Loan Amount and all accrued and unpaid interest shall be due and payable, as calculated by the Borrower.

Section 1(c) – Maturity Date: The Maturity Date shall be June 14, 2024.

Section 1(d) –Conversion: If, at any time while this Note is outstanding, the Borrower consummates the business combination between FG Merger Corp. (“FGMC”) and Borrower pursuant to the Merger Agreement and Plan of Reorganization by and among FG Merger Corp., FG Merger Sub Inc., and iCoreConnect, Inc. dated January 5, 2023, as such agreement may be amended from time to time (the “Business Combination”), then, commencing immediately prior to such business combination, the Note along with any accrued and unpaid interest will automatically convert into Common Stock of the Borrower at a twenty percent discount to the Exchange Ratio as defined in the Business Combination. If the issuance would result in the issuance of a fraction of a share of Common Stock, Borrower shall round such fraction of a share of Common Stock up to the nearest whole share.

If the Business Combination does not occur on or prior to September 1, 2023, then the Note will be convertible at the option of the Issuer at a twenty percent discount to the Company’s Common Stock price at the closing of September 1, 2023, subject to a floor price of $0.25 (the “Floor Price”), with the ability to convert until the Note is repaid in full or at the Maturity Date, whichever occurs first. The Issuer must convert a minimum of fifty percent of the outstanding Loan balance on any conversion. All non-converted and outstanding balances will be paid as outlined in 1(b).

If the Borrower, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock equivalents, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Borrower, then the Floor Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Borrower) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

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